BY-LAWS
                                       OF
                           COMSOUTH BANKSHARES, INC.
                      (As amended through August 13, 1997)
                                   ARTICLE I
                                    OFFICES

         Section 1. Office. ComSouth Bankshares, Inc. (hereinafter referred to as the corporation), is a South Carolina corporation. The South Carolina office of the corporation shall be located at 1350 Main Street, in the City of Columbia, County of Richland, and State of South Carolina.

         Section 2. Additional Offices. The corporation may also have offices and places of business at such other places, within or without the State of South Carolina, as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. Time and Place. The annual meeting of the shareholders for the election of directors and all special meetings of shareholders for that or for any other purpose may be held at such time and place within or without the State of South Carolina as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. The annual meeting of shareholders shall be held on the second Tuesday of May in each year, or on such other date as the Board of Directors, in its discretion, shall choose. At each annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meeting. Written notice of the place, date and hour of the annual meeting shall be given personally or by mail to each shareholder entitled to vote thereat not less than ten (10) nor more than fifty
(50) days prior to the meeting.

         Section 4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president or the chairman of the Board of Directors or a majority of the directors and shall be called by the president or the secretary at the request in writing of a majority of the directors, or at the request in writing of shareholders owning at least ten percent (10%) in amount of the shares of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 5. Notice of Special Meeting. Written notice of a special meeting of shareholders stating the place, date and hour of


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the meeting,  the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued shall be given personally or by mail to each shareholder entitled to vote thereat not less than ten (10) nor more than fifty (50) days prior to the meeting.

         Section 6. Quorum. Except as otherwise provided by the articles of incorporation, the holders of one-third of the shares of the corporation issued and outstanding and entitled to vote thereat present in person or represented by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders.

         If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 7. Voting. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the articles of incorporation, each shareholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the articles of incorporation, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.

         Section 8. Proxies. Every proxy must be executed in writing and dated by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law and the proxy expressly states that it is irrevocable.

         Section 9. Consents. Whenever by any provision of law the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

         Section 10. Conduct of Meetings. (a) Meetings of shareholders shall be presided over by the chairman of the Board of Directors or, in his absence, by another director or executive

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officer  designated  by the Board of  Directors.  The  presiding  officer  shall determine  all  questions of order or procedure  and his rulings shall be final.
(b) The secretary of the corporation, with the assistance of such agents as may be designated by the secretary, shall make all determinations of the validity of proxies presented and ballots cast. (c) In the event that any person or group other than the Board of Directors hold proxies for more than 10 other shareholders, any vote taken with respect to any contested matter determined to be such by the presiding officer, shall be taken in the following manner:

          (i) Shareholders wishing to vote in person shall obtain ballots from the secretary and cast their votes. After a period determined to be reasonable by the presiding officer, no further voting in person shall be permitted.

         (ii) Thereafter, persons holding proxies shall obtain a ballot from the secretary which shall be in a form to permit the votes cast with respect to each appointment of proxy to be identified as such and shall fill out such ballot, and return it together with the original appointments of proxies to the secretary. After a period determined to be reasonable by the presiding officer, the polls shall be closed and no further voting on the question shall be allowed.

         (iii) If the number of proxies held by persons or groups other than the Board of Directors is high, the presiding officer may, after consultation with the secretary adjourn the meeting for up to 72 hours, to permit the counting of the votes; provided, however, that the presiding officer may, in his discretion, permit other business, including the casting of other votes, to be transacted, prior to any such adjournment.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. Number; Tenure. The number of directors which shall constitute the entire Board of Directors shall be set by the Board of Directors but shall be not less than 9 and not more than 12. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this
Article III, and each director shall be elected to serve until his successor has been elected and has qualified.

         Section 2. Resignation; Removal. Any director may resign at any time. Eighty percent of the shareholders entitled to vote for the election of directors may remove a director, with or without cause.


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         Section 3. Vacancies.  If any vacancies occur in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director, all of the directors of the same class then in office, although less than a quorum, may by majority vote choose a successor or successors, and the directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected and qualified, unless sooner displaced; provided, however, that if in the event of any such vacancy the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days of the occurrence thereof, the president or the secretary may call a special meeting of the shareholders at which such vacancy shall be filled. Newly created directorships may be filled only by the shareholders at an annual or special meeting.

                                   ARTICLE IV
                              MEETINGS OF THE BOARD

         Section 1. Place. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of South Carolina.

         Section 2. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting to the newly elected directors shall be necessary in order to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at a time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a duly executed waiver of notice thereof.

         Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the president on two days notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the chairman, president or secretary in like manner and on like notice at the written request of two directors.

         Section 5. Quorum. At all meetings of the Board of Directors, a majority of the directors then in office shall be necessary to and constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote if a quorum is present shall be the act of the

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Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors.

         Section 6. Compensation. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board (or of any committee of the board), provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE V
                                     NOTICES

         Section 1. Form; Delivery. Notices to directors and shareholders shall be in writing and may be delivered personally or by mail or telegram. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, in a post-paid sealed wrapper, and addressed to the directors or the shareholders at their addresses appearing on the records of the corporation.

         Section 2. Waiver. Whenever a notice is required to be given by any statute, the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.

                                   ARTICLE VI
                                    OFFICERS

         Section  1.  Executive   Officers.   The  executive   officers  of  the
corporation shall be a President, Secretary, Treasurer and one or more Vice Presidents.

         Section 2. Authority and duties. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by these by-laws, or, to the extent not so provided, by the Board of Directors. If the president is not a director, the president shall attend all meetings of the Board of Directors.

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         Section 3. Term of Office;  Removal.  All officers  shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board. Any officer elected or appointed by the Board may be removed with or without cause at any time by the Board.

         Section 4. Compensation. The compensation of all officers of the corporation shall be fixed by the Board of Directors and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

         Section 5. Vacancies. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless re-elected or reappointed by the Board.

                                   ARTICLE VII
                               SHARE CERTIFICATES

         Section 1. Form; Signature. The certificates for shares of the corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number, par value, and class of shares, and shall be signed by the president or a vice-president and the secretary or an assistant secretary, and shall bear the seal of the corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the corporation with the same effect as if he were such officer at the date of issue.

         Section 2. Lost Certificates. The Board of Directors may direct a new share certificate or certificates to be issue din place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the compliance of notice, affidavit and bond requirements of S.
C. Code ss.33-9-130.

         Section 3. Registration of Transfer. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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         Section 4.  Registered  Shareholders.  Except as otherwise  provided by law, the corporation shall be entitled to recognize the exclusive right of a person registered n its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of share, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

         Section 5. Record date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the board of Directors may fix, in advance, a record date. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting, and not more than fifty (50) days prior to any other action.

         In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the corporation after any such record date so fixed.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 1. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation (including a balance sheet, profit and loss statement and statement of surplus prepared in accordance with generally accepted principles of accounting and certified by independent public accountants).

         Section 2. Instruments Under Seal. All deeds, bonds, mortgages, contracts, and other instruments requiring a seal may be signed in the name of the corporation by the president or by any other officer authorized to sign such instrument by the Board of Directors.

         Section 3. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the corporation shall be signed by such officer or officers or

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such other  person or persons  as the Board of  Directors  may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and shall begin on the first day of January and end on the last day of December in each calendar year.

         Section 5. Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as is determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 6. Repurchase of Shares. The corporation shall not, directly or indirectly, acquire the common stock of any shareholder who is the record or beneficial owner of 1% or more of the corporation's outstanding shares (the "Interested Shareholder") at a price in excess of such stock's Book Value (as hereafter defined) unless the corporation offers to acquire, on substantially the same terms and conditions, a percentage of the shares of common stock held by each other shareholder which is equivalent to the percentage of the shares of the Interested Shareholder to be acquired. As used herein, "Book Value" means the book value of the common stock, based upon the corporation's balance sheet as of the end of the last fiscal quarter preceding the stock acquisition. This section shall not, however, apply to (a) any acquisition pursuant to the exercise of, or in settlement of, dissenter's rights; (b) any acquisition pursuant to the order of any court or regulatory authority; or (c) any acquisition in settlement of any claim related to the purchase of such stock by the Interested Shareholder.

         Section 7. Sale of assets. No substantial asset of the corporation shall be sold unless the terms of such sale shall have been approved in advance by at least two-thirds of the full Board of Directors of the corporation. For purposes of this Section, "substantial asset" shall mean and be limited to any asset the value of which, as reflected on the balance sheet of the corporation, exceeds one-fourth of the total value of all assets of the corporation as reflected on the balance sheet of the corporation.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. Power to Amend. The Board of Directors shall have the power to amend, repeal or adopt by-laws at any regular or special meeting of the Board. No such amendment, repeal or adoption of a bylaw provision shall be effective unless it shall have been consented to by two-thirds of the full Board of Directors. However, any by-law adopted by the Board may be amended

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or repealed  by vote of the  holders of shares  entitled at the time to vote for the election of directors.

         Section 2. Amendment Affecting Election of Directors; Notice. If any by-law is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made. Any notice of meeting of directors or shareholders at which by-laws are to be adopted, amended or repealed shall include notice of such proposed action.


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